Exhibit 32.2

Written Statement of the Chief Financial Officer

Pursuant to 18 U.S.C. §1350

Solely for the purposes of complying with 18 U.S.C. §1350, I, the undersigned Chief Financial Officer of 22nd CENTURY GROUP, INC. (the “Company”), hereby certify, to the best of my knowledge, that the quarterly report on Form 10-Q of the Company for the quarter ended March 31, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 13, 2011 /s/ C. Anthony Rider C. Anthony Rider Chief Financial Officer